                                                                   EXHIBIT 24(b)


                             CERTIFICATION OF RESOLUTIONS
                             OF THE EXECUTIVE COMMITTEE
                             OF THE BOARD OF DIRECTORS OF
                                  WESTERN ATLAS INC.


    I, the undersigned, LEONIE S. PAN, Assistant Secretary of Western Atlas Inc., a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY that the following is a true and correct extract of certain resolutions duly adopted by the Executive Committee of the Board of Directors of said Corporation on March 5, 1997, in accordance with the laws of Delaware and the By-laws of this corporation, and that these resolutions are in full force and effect as of the date hereof:

    WHEREAS, this Corporation, WAI Acquisition Corp. ("Acquisition"), a wholly-owned indirect subsidiary of the Corporation, and Norand Corporation ("Norand") have entered into an Agreement and Plan of Merger dated as of January 21, 1997 ("Merger Agreement"), pursuant to which Acquisition has been merged into Norand (the "Merger") with the result that Norand is now a wholly-owned indirect subsidiary of this Corporation; and

    WHEREAS, pursuant to the Merger Agreement, each outstanding option to purchase shares granted under Norand's various stock option plans shall be converted into an option to purchase the number of Common Shares of this Corporation at the exercise price to be determined in accordance with a formula set forth in the Merger Agreement; and

    WHEREAS, as a result of the application of such formula, a maximum of up to 500,000 shares of the Common Stock of this Corporation may be issuable to employees, consultants, and directors, whether present or former, of Norand; and it is appropriate that such number of shares be reserved for issuance, registered with the Securities and Exchange Commission, and listed on various stock exchanges;

    NOW, THEREFORE, BE IT RESOLVED, that the Chairman and Chief Executive Officer or any Senior Vice President be, and each of them hereby is, authorized and directed to execute, in the name and on behalf of the Corporation, a Registration Statement pursuant to the Securities Act of 1933, as amended, covering the issuance of up to 500,000 additional shares of Common Stock issuable in connection with the stock options assumed pursuant to the Merger in such form as the officer executing said

    Registration Statement shall determine upon the advice of counsel (the "Registration Statement"), such execution to be as effective if accomplished by the duly authorized attorney-in-fact of any such officer, to procure all other necessary signatures thereto (which may be affixed by duly appointed attorneys-in-fact), and to file the Registration Statement, when so executed (together with the appropriate exhibits thereto), with the Securities and Exchange Commission;

    RESOLVED, that the Chairman and Chief Executive Officer or any Senior Vice President be, and each of them hereby is, authorized from time to time (i) to execute, in the name and on behalf of the Corporation, (ii) to procure all necessary signatures to, and (iii) to file with the Securities and Exchange Commission such amendments to the Registration Statement as they upon the advice of counsel shall deem necessary or appropriate to effect the registration of the shares subject thereto under the Securities Act of 1933, as amended;

    RESOLVED, that each of the officers of the Corporation and its counsel be, and each of them hereby is, with full authority to act without the others, authorized to appear on behalf of the Corporation before the Securities and Exchange Commission in connection with any matter relating to the Registration Statement and to any amendments thereto; and

    RESOLVED, that Norman L. Roberts, Senior Vice President and General Counsel of the Corporation, is hereby designated to act on behalf of the Corporation as the agent for service to be named in the Registration Statements and authorized to receive notices and communications from the Securities and Exchange Commission in connection with the Registration Statement.

STOCK EXCHANGE LISTINGS -

    RESOLVED, that each of the proper officers of the Corporation is authorized and directed, in the name and on behalf of the Corporation, to prepare, execute, and file or cause to be filed such application or applications and any amendments and supplements thereto as may be approved by the proper officers of the Corporation, and take such other action as may be necessary to list on the New York Stock Exchange, Inc., the Pacific Stock Exchange Incorporated, and on any other stock exchanges deemed appropriate by such officers of the Corporation, subject to official notice of issuance, up to 500,000 authorized but unissued shares of Common Stock, and that each of the proper officers of the Corporation is authorized and directed to appear before the Securities and Exchange Commission and any such stock exchanges, and to prepare, execute, file, or deliver all such applications, statements, certificates, agreements, and other instruments and documents and to pay any fees as may be necessary to conform with the requirements of the Securities and Exchange Commission and any such stock exchanges and to effectuate such listing.

TRANSFER AGENT AND REGISTRATION -

    RESOLVED, that the authority previously granted to ChaseMellon Shareholder Services on January 19, 1994, to act as Transfer Agent and Registrar for the shares of Common Stock of the Corporation, in accordance with general practice, be and is hereby extended to cover up to 500,000 shares of Common Stock of the Corporation to be registered under the Registration Statement and listed on the appropriate securities exchanges as aforesaid.

"BLUE SKY" QUALIFICATIONS -

    RESOLVED, that the Board of Directors deems it desirable and in the best interests of the Corporation that the shares of Common Stock to be so registered with the Securities and Exchange Commission and listed on the appropriate stock exchanges, be qualified or registered for sale in various jurisdictions and that each of the proper officers of the Corporation is authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of such shares of Common Stock as he or she may deem advisable, and that each of said officers is authorized and directed, in the name and on behalf of the Corporation, to perform any and all such acts as he or she may deem necessary or advisable in order to comply with the applicable laws or regulations of any such jurisdictions, and in connection therewith to prepare, execute, and file or cause to be filed all requisite papers and documents, including but not limited to applications, reports, surety bonds, irrevocable consents, and appointments of attorneys for service of process, such execution of such papers or documents or the doing by such officer of any act in connection with the foregoing matters shall conclusively establish his or her authority therefor and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.

    IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation at Beverly Hills, California, this 16th day of April, 1997.


                                       /s/ Leonie S. Pan
                                       ---------------------------------------
                                             Leonie S. Pan
[SEAL]

                                         -3-